                                 SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                             SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         TIS Mortgage Investment Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                     Totally Ignored Stockholders Committee
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:
        Shares of Common Stock, par value $001 per share
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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
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    previously. Identify the previous filing by registration statement number,
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                        TOTALLY IGNORED STOCKHOLDERS COMMITTEE
                                  7001 CENTER STREET
                                 MENTOR, OHIO  44060



               TOGETHER WE CAN SAVE TIS MORTGAGE INVESTMENT COMPANY:
                           DON'T VOTE THE WHITE PROXY CARD

                                                                  April 28, 1997


DEAR FELLOW STOCKHOLDER:

    We are writing to you as the Totally Ignored Stockholders Committee ("TIS Committee") and fellow stockholders. We have made a significant commitment to TIS Mortgage Investment Company ("TIS" or the "Company") and own more than 790,000 shares of TIS, or 9.8% of the total amount outstanding. WE ARE DEEPLY CONCERNED ABOUT THE DRAMATIC DECLINE IN SHAREHOLDER VALUE IN YOUR COMPANY, WHICH WE BELIEVE IS DIRECTLY ATTRIBUTABLE TO THE POLICIES OF THE INCUMBENT BOARD OF DIRECTORS OF TIS.

    We will be seeking your support to elect three persons to the Board of TIS at its Annual Meeting scheduled for May 29, 1997. Our nominees are dedicated to reversing the eight-year decline of the stock price and to putting TIS on a course to achieve attractive returns for all stockholders. Our three nominees' broad and diverse experience includes private and public corporations in real estate, manufacturing, banking, investments and finance. A summary of their backgrounds appears on the back of this letter.

    We are preparing proxy materials which will be mailed, with a BLUE proxy card, to all stockholders early in May. The proxy materials will demonstrate that, under the direction of the incumbent Board, the Company has shown consistently below standard results, failing year after year to achieve profitability.

    These proxy materials will also describe how our nominees will develop a strategy for TIS, designed to improve its operations and asset utilization and to provide meaningful growth in value for all stockholders of TIS.

    In the meantime, we expect that the incumbent Board of the Company may try to get your vote for its nominees on its white proxy card, before you even receive and read our proxy materials. You are strongly urged to wait for our proxy materials and BLUE proxy card before you decide how to cast your vote at this important Annual Meeting. DO NOT SIGN ANY WHITE PROXY CARD SOLICITED BY THE INCUMBENT BOARD OF TIS. Since the Annual Meeting is four weeks away, there is no need to act in haste. If you have already voted a white proxy card, you may revoke it any time by simply voting a later dated BLUE proxy card.

    LOOK FOR OUR PROXY MATERIALS AND THE BLUE PROXY CARD.

    We look forward to hearing from you and working on your behalf for a better TIS.

                                  Very truly yours,

                        TOTALLY IGNORED STOCKHOLDERS COMMITTEE

                                  Richard M. Osborne
                               Christopher L.  Jarratt
                                   James G.  Lewis

    Nominees of the TIS Committee for the Board of Directors of the Company:

    RICHARD M. OSBORNE is President and Chief Executive Officer of OsAir, Inc., Mentor, Ohio ("OsAir"), a company he founded in 1963. OsAir is a manufacturer of industrial gases for pipeline delivery and a real property developer. Mr. Osborne is also a director of Brandywine Realty Trust, a publicly-held REIT, and a director of Great Lakes Bank, Mentor, Ohio. Through OsAir or personally, Mr. Osborne has over 30 years of experience in real estate development and management. During his career as a real estate entrepreneur, he has developed, managed or sold over 1,000,000 square feet of industrial space, over 1,000,000 square feet of commercial space, over 1,000,000 square feet of apartment space and over 1,000,000 square feet of self-storage facilities. Since its formation in 1994, Mr. Osborne has been the sole manager of Turkey Vulture Fund XIII, Ltd., an Ohio limited liability company, that owns 793,700 shares of the Company.

    CHRISTOPHER L. JARRATT has been the President of Jarratt Associates, Inc., Nashville, Tennessee, a corporation engaged in commercial mortgage banking and commercial real estate investment activities, for the past nine years. Since September 1996, Mr. Jarratt has also been the Chief Executive Officer of Third Capital, LLC, Nashville, Tennessee, a company engaged in various real estate investment and advisory activities. Mr. Jarratt has been involved in more than $100 million of commercial mortgage and real estate transactions. For the past five years, through Jarratt Associates, Inc., Third Capital, LLC and their various affiliates, Mr. Jarratt has specialized in the acquisition of undervalued real estate assets and securities. Mr. Jarratt has a Bachelor of Business Administration degree from Southern Methodist University, Dallas, Texas.

    JAMES G. LEWIS has been the Chief Operating Officer and General Counsel of Third Capital, LLC, Nashville Tennessee, a company engaged in various real estate investment and advisory activities, since September 1996. From May 1994 through August 1996, Mr. Lewis was employed as an attorney with the law firm Shumaker, Loop & Kendrick, Tampa, Florida, where he specialized in mergers and acquisitions, corporate and securities law. From September 1990 until May 1994, Mr. Lewis was employed as an attorney with the law firm of Johnson, Blakely, Pope, Bokor, Ruppel & Burns, P.A., Clearwater, Florida where he specialized in mergers and acquisitions, corporate and securities law. Mr. Lewis received a JD degree from Vanderbilt University School of Law.






       Proxy solicitor on behalf of the Totally Ignored Stockholders Committee:

                                 Beacon Hill Partners
                                   90 Broad Street
                                 New York, NY  10004
                              Telephone:  1-800-854-9486